                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              LOG ON AMERICA, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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1)   Title of each class of securities to which transaction applies:



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2)   Aggregate number of securities to which transaction applies:



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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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4)   Proposed maximum aggregate value of transaction:



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5)   Total fee paid:



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     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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SEC 1913 (3-99)

                              LOG ON AMERICA, INC.
                          One Cookson Place, 6th Floor
                         Providence, Rhode Island 02903


                                ----------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2001

                                ----------------



                                                                 April 26, 2001

Dear Stockholder:

   We are pleased to invite you to attend the annual meeting of stockholders of Log On America, Inc., which will be held in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island at 10:30 a.m. local time on Tuesday, May 29, 2001.

   Enclosed you will find a 2000 annual report, a notice of annual meeting, a proxy statement and a proxy card to be used in connection with the meeting. The matters to be acted on at the meeting are described in the proxy statement. We hope that you will be able to attend the meeting. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed voting form to us.

   The board of directors and the management of Log On America, Inc. look forward to seeing you at the meeting.

                                Sincerely,


                                 David R. Paolo,
                                 Chairman of the Board of Directors,
                                 President and Chief Executive Officer

                              LOG ON AMERICA, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2001



To the Stockholders of Log On America, Inc.:

   You are invited to attend the annual meeting of stockholders of Log On America, Inc. ("Log On," "our", "we" or "us"), a Delaware corporation, to be held on May 29, 2001, at 10:30 a.m. local time in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island for the following purposes:

   1. To elect eight directors to our board of directors to serve until their respective successors are duly elected and qualified.

   2. To approve the issuance of our common stock to certain officers, directors and key employees of Log On.

   3. To ratify the appointment of Ernst & Young LLP as our independent auditors.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 30, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting.

   A proxy statement and proxy are enclosed with this notice. We have also enclosed a copy of: (a) our 2000 annual report for the fiscal year ended December 31, 2000; and (b) a form of our audit committee charter.

   Please advise Log On's transfer agent, Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004 of any change in your address.

   ALL STOCKHOLDERS OF RECORD ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THE STOCKHOLDER PREVIOUSLY RETURNED A PROXY.


                                 By Order of the Board of Directors,



                                Raymond E. Paolo
                                Executive Vice President and
                                Secretary

Providence, RI
April 26, 2001

                              LOG ON AMERICA, INC.
                          One Cookson Place, 6th Floor
                         Providence, Rhode Island 02903

                                ----------------
                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 29, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

   The enclosed proxy is solicited on behalf of the board of directors of Log On for the 2001 annual meeting of stockholders to be held on May 29, 2001, at 10:30 a.m. local time, in the Rotunda Room at the Rhode Island Convention Center, One Sabin Street, Providence, Rhode Island, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the accompanying notice of annual meeting of stockholders and described in more detail below.

   This proxy statement and the enclosed proxy card are being mailed on or about April 26, 2001, to all stockholders entitled to vote at the meeting. Log On's annual report for the fiscal year ended December 31, 2000, including financial statements, is being mailed to all stockholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting materials.

Record Date; Outstanding Shares

   Only stockholders of record at the close of business on March 30, 2001 are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of our stockholders of record consisted of 8,795,704 shares of common stock, $.01 par value, and the holders of these shares will be entitled to one vote per share. Log On has no other voting securities.

Revocability of Proxies

   If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Log On at its principal offices, One Cookson Place, 6th Floor, Providence, Rhode Island 02903, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

Voting and Solicitation

   Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Kenneth M. Cornell, David
R. Paolo, and Raymond E. Paolo and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Cornell, D. Paolo, and R. Paolo and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment of the meeting.

Adjourned Meeting

   If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Tabulation of Votes

   The votes will be tabulated and certified by our transfer agent, Commercial Stock Transfer & Trust Company.

Voting by Street Name Holders

   If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Log On believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not, however, considered "votes cast". In the absence of controlling precedent to the contrary, Log On intends to treat abstentions in this manner. Abstentions are not counted in determining the number of shares voted for or against any nominee for director, the ratification or appointment of independent auditor, or any other management or shareholder proposal.

   Under current Delaware case law, while broker non-votes (i.e., the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Log On intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder's Proposal

   Any stockholder who wishes to present a proposal at the 2002 annual meeting of stockholders, and who wishes to have such proposal included in our proxy statement for that meeting, must deliver a copy of such proposal to Raymond E. Paolo, c/o Log On America, One Cookson Place, Providence, RI 02903; Telephone number: (401) 459-6297, Email: rpaolo@loa.com, no later than January 21, 2002; provided, however, that if the 2002 annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 2001 annual meeting of stockholders, any stockholder who wishes to have a proposal included in our proxy statement for that meeting must deliver a copy of the proposal to us a reasonable time before the proxy solicitation is made. We reserve the right to decline to include in our proxy statement any stockholder's proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                               SECURITY OWNERSHIP


Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth as of March 30, 2001, the Record Date, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

   o more than 5% of the outstanding shares of our common stock;

   o each of our directors and the executive officers named in the summary compensation table below; and

   o all of our officers and directors as a group.

   Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them. Unless otherwise indicated, the address of each beneficial owner is c/o Log On America, Inc., One Cookson Place, 6th Floor, Providence, Rhode Island 02903.


                                                         Amount and      Percent of
                                                         Nature of        Share of
     Beneficiary                                         Beneficial     Common Stock
     -----------                                        Ownership(1)   Outstanding(1)
                                                        ------------   --------------
     Robert Annunziata(2) ..........................       620,200             7%
     Charles F. Cleary(3) ..........................       161,750           1.8
     Kenneth M. Cornell(4) .........................       456,500           5.2
     David R. Paolo(5) .............................     2,681,700          30.5
     Raymond E. Paolo(6) ...........................       367,500           4.2
     David M. Robert(7) ............................        28,834             *
     Joseph R. Paolino, Jr.(8) .....................         1,500             *
     Jerry M. Hultin ...............................             0             *
     All executive officers and
     Directors as a group(8 persons) ...............     4,317,984          49.1

---------------
*   Less than 1% of the outstanding shares of our common stock.
(1) Based upon 8,795,704 shares of common stock issued and outstanding as of March 30, 2001. The information contained in this table reflects beneficial ownership, which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
(2) Includes 20,200 shares purchased by Atlantic Telecommunications Enterprise Fund, Inc., and transferred to Robert Annunziata. Also includes three presently exercisable stock options for 200,000 shares of our common stock at an exercise price of $7.59, $3.50, and $.875.
(3) Includes the following securities: (i) 7,750 shares of our common stock;
    (ii) 25,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $7.59; 87,500 shares of our common issuable under our presently exercisable stock options at an exercise price of $13.50; (iii) 34,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.875; and (iv) 7,500 shares of our common stock issuable under our stock options at an exercise price of $5.6875, which will vest as of May 26, 2001.
(4) Includes the following securities: (i) 10,000 shares of our common stock;
    (ii) warrants to purchase 45,000 shares of our common stock at a presently exercisable price of $3.25 per share; (iii) 150,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $12.75; (iv) 200,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.625; (iv) 34,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.875; and (v) 17,500 shares of our common stock issuable under our stock options at an exercise price of $5.6875, which will vest as of May 26, 2001. Mr. Cornell has no voting power with respect to the shares underlying the warrants until the shares are purchased.
(5) Includes the following securities: (i) 2,439,700 shares of our common stock;
    (ii) 200,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.625; and (iii) 42,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.875.

                                             (footnotes continued on next page)

(6) Includes the following securities: (i) 201,000 shares of our common stock;
    (ii) 25,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $15.125; (iii) 100,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.625; (iv) 34,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.875; and (v) 7,500 shares of our common stock issuable under our stock options at an exercise price of $5.6875, which will vest as of May 26, 2001.
(7) Includes the following securities: (i) 8,000 shares of our common stock;
    (ii) 10,000 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $16.50; (iii) 8,334 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $.875; and (iv) 2,500 shares of our common stock issuable under our presently exercisable stock options at an exercise price of $12.25.
(8) Includes 1,500 shares of our common stock.


                        DIRECTORS AND EXECUTIVE OFFICERS


   The following table sets forth the names and ages of all current directors of Log On and all persons nominated or chosen to become directors along with their position, offices and term.

                                                                                                                        Director
Name of Nominee                             Age    Position with Log On America                                           Since
---------------                             ---    ----------------------------                                           -----
David R. Paolo(3)......................     33     Chairman, President, Chief Executive Officer and Director              1998
Raymond E. Paolo.......................     55     Executive Vice President, Secretary and Director                       1998
Kenneth M. Cornell(1)(2)(3)............     32     Chief Financial Officer, Treasurer and Director                        1999
Charles F. Cleary......................     53     Chief Operating Officer and Director                                   2000
Robert Annunziata(3)(4)................     53     Director                                                               2000
David M. Robert(1)(2)..................     39     Director                                                               1999
Joseph R. Paolino, Jr.(2)..............     46     Director                                                               2001
Jerry M. Hultin(1).....................     58     Director                                                               2001

---------------
(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the mergers and acquisitions committee.
(4) Member of the advisory board.


                  MEETINGS AND CERTAIN COMMITTEES OF OUR BOARD

   Our board of directors held a total of five meetings during the fiscal year ended December 31, 2000. In addition, our board of directors acted five times by unanimous consent during the fiscal year ended December 31, 2000. Of the five meetings held during the fiscal year ended December 31, 2000, three of the meetings had 100% board member attendance while the other two meetings each had a single board member absent. During the fiscal year ended December 31, 2000, each of the then directors attended 75% of the aggregate number of committee meetings, if any, on which such director served.

Audit Committee

   The board of directors created the audit committee on February 28, 1999. As set forth in our Audit Committee Charter, a copy of which is attached as Appendix A, the audit committee is responsible for, among other things, (a) reviewing reports of financial results and audits, (b) internal controls, and
(c) adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the board of directors the selection of Log On's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for Log On.

   The Audit Committee held four regular meetings during 2000. The audit committee is currently composed of Mr. Robert (Chairman), Mr. Cornell, and Mr. Hultin. Shastri Divakaruni resigned from the audit committee effective February 12, 2001. All of the members of the audit committee except Mr. Cornell are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Cornell is an employee and officer of Log On and is thus not independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Cornell was elected to the audit committee in August, 1999. Mr. Cornell was selected as a member of the audit committee because of his experience and knowledge of corporate financial and accounting matters.

   The audit committee has reviewed and discussed the audited financials with management and the matters required to be discussed by SAS 61. The committee has also received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, and has discussed with its independent accountant the independent accountant's independence. Based on a review of the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in Log On's 2000 annual report on Form 10-KSB. The audit committee met in February 2001 to review results of the 2000 audit.

Compensation Committee

   The board of directors created the compensation committee on August 2, 1999. The compensation committee currently consists of directors Mr. Paolino (Chairman), Mr. Cornell, and Mr. Robert. Mr. R. Paolo resigned from the compensation committee effective January 25, 2001. The compensation committee held three regular meetings during 2000. The compensation committee is responsible for setting forth and approving any and all compensation packages, including stock options under our stock option plans, for the executive officers as the compensation committee deems is desirable and necessary, while mindful of and guided by industry standards.

Mergers and Acquisition Committee

   The board of directors created the mergers and acquisitions committee on August 2, 1999. The mergers and acquisitions committee currently consists of Mr. D. Paolo (Chairman), Mr. Annunziata, and Mr. Cornell. The mergers and acquisitions committee met once during the last fiscal year. The mergers and acquisitions committee seeks targets of opportunity by way of merger and acquisition. The committee has authority to approve transactions up to an aggregate of $10 million under such terms and conditions as the committee deems desirable and necessary for the benefit of Log On.

Advisory Board

   The advisory board was established on April 18, 2000 as a committee of the board of directors. The advisory board currently consists of Mr. Annunziata, who serves as its Chairman. The advisory board was established to pursue various strategic initiatives designed to accelerate Log On's growth, including enhancing the coverage of analysts, introducing possible investors, and providing counsel on strategic investments or affiliations.

Compensation of Directors

   During 2000, each director of Log On who was neither an officer, employee or affiliate of Log On was entitled to receive a $2,500 attendance fee for each meeting of the board of directors in which the non-employee director attended in person or a $1,000 fee for each meeting attended by the non-employee director by telephone conference call. Non-employee directors do not currently receive any additional fees for attending meetings of any committee of the board on which they serve. Non-employee directors are eligible to participate in and receive stock options under our stock option plans. Directors who are employees receive no fees for attending meetings of the board or any committee thereof. All directors are entitled to reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the board and any committee on which they serve.

   During the fiscal year ended December 31, 2000, Mr. Robert, who is a non-employee director, received options under our 1999 stock option plan to purchase 10,000 shares of our common stock at an exercise price of $16.50 per share.

   On May 16, 2000, Mr. Annunziata, a non-employee director, received options under our 1999 stock option plan to purchase 200,000 shares of our common stock at an exercise price of $7.59 per share. On August 11, 2000, Mr. Annunziata received options under our 1999 stock option plan to purchase 200,000 shares of our common stock at an exercise price of $3.50 per share. On January 9, 2001, Mr. Annunziata received stock options under our 1999 stock option plan to purchase 200,000 shares of our common stock at an exercise price of $.875 per share.

   For each full year of service Mr. Annunziata provides after the first year of service, he is entitled to receive stock options, at the discretion of the board of directors. After one full year of service, however, Mr. Annunziata shall be entitled to stock options to purchase 75,000 shares of our common stock at an exercise price equal to 85% of the ten day average closing bid price of our common stock prior to the date of the grant and ending and including the date of such grant. The stock options shall be exercisable for a period of ten years so long as Mr. Annunziata remains affiliated with Log On. In the event his affiliation with Log On is terminated, the stock options shall be exercisable for a period of five years after such termination but in no event longer than ten years from the date of the grant.


                      REPORT OF THE COMPENSATION COMMITTEE


   This report outlines the framework used for making compensation decisions. Management's compensation philosophy and the criteria used for making compensation decisions in fiscal 2000 regarding the Chief Executive Officer and the other named executive officers is set forth below.

Framework of our Compensation Decisions

   The board of directors has overall responsibility for compensation and benefit programs. The board created the compensation committee on August 2, 1999 to facilitate its fulfilment of this responsibility. The committee administers our salary program and recommends to the board of directors grants of stock options under our stock option plans. The committee specifically reviews and recommends for board approval all decisions relating to the compensation of the Chief Executive Officer and other named executive officers.

Philosophy of Management Compensation

   We have an aggressive goal to significantly improve shareholder value by being an industry growth leader. The committee recognizes that the compensation program must enable us to attract, retain, and motivate employees who are committed to creating shareholder value.

Criteria Used for Making Compensation Decisions in Fiscal 2000

   Before the establishment of the compensation committee in 1999, compensation affecting the Chief Executive Officer and other executive officers was based on individual employment agreements and any bonuses were reflective of an individual's performance during the year and that individual's current compensation compared to competitive market practices.

   In 2000, the committee, with the assistance of an outside consulting firm, reviewed and compared various executive compensation programs established by competitors in our industry to determine whether compensation levels for our executive officers were consistent with competitive practice for companies in the same line of business. The committee reviewed base salaries, bonuses and whether executive officers were granted stock options at these comparable companies. The committee believed that these levels should serve as a barometer of the compensation levels to which our executive compensation should be compared. While the base compensation for our executives is below industry standards, the committee did not consider an increase in base compensation for our executives for 2001.

Bonuses

   For 2000, bonuses were awarded to each of the executive officers named in the summary compensation table below based on the successful achievement of specific quantitative and qualitative measures including: growth in revenue run rates and customer accounts, and managing major change initiatives. Bonuses consisted of common stock (subject to shareholder approval under Proposal 2 herein) and deferred pay (subject to the ability to pay as reviewed by the compensation committee).

Stock Options

   In 2000, the committee recommended and the board approved grants of incentive stock options to certain of the executive officers named in the summary compensation table below. The shares of our common stock issuable under our stock options shall vest at the end of two years commencing on the date the option was granted. None of the options granted in 2000 to our executive officers are exercisable until one year after the date of grant.

Chief Executive Officer

   In evaluating the performance of the David R. Paolo, our Chief Executive Officer, the committee noted that in fiscal 2000 all quantifiable objectives were met or exceeded. The committee further noted the accomplishment of evolving Log On's business to a solutions-centric Integrated Network Services Provider, offering digital IP transport and integrated network solutions to businesses; favorably influencing the community's perception of Log On as a New England leader in telecommunications; implementing a process-based organization; and hiring new leaders with a common predilection for accelerated movement toward profitable growth.

   The committee recommended and the board approved a bonus of $178,750, while holding Mr. Paolo's base salary constant at $275,000. Mr. Paolo used the bonus award as an offset to an August 16, 2000 promissory note to us in the amount of $500,000. The promissory note is secured by a pledge from Mr. Paolo of 500,000 shares of our common stock. Since Mr. Paolo chose to apply the bonus to his promissory note, the balance on the note is $321,250 and the pledge is reduced to 321,250 shares.

Compensation Committee
----------------------
Joseph R. Paolino, Jr.
Kenneth M. Cornell
David M. Robert


                             EXECUTIVE COMPENSATION


   The compensation paid to our executive officers is administered by the compensation committee of the board of directors and consists of base salaries, annual bonuses, contributions to the Log On-sponsored 401(k) retirement plan and miscellaneous benefits. The following table summarizes the total compensation for each of the last three fiscal years awarded to, earned by or paid to Log On's named executive officers consisting of its Chief Executive Officer and the most highly compensated executive officers of Log On (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 2000. No other officer received compensation in excess of $100,000 for each of fiscal years ended 1997 and 1998.

   For the years ended December 31, 1998, and 1999, Mr. D. Paolo was compensated or received advances in the amount of $117,927, and $302,900, respectively. On May 15, 1998, Mr. D. Paolo and Mr. R. Paolo executed promissory notes to us in the amount of $77,617 and $47,895, respectively. Pursuant to the terms of the notes, we agreed to forgive twenty five percent of the principal amount of each note per year. The amount forgiven for Mr. D. Paolo in 2000 was $19,404 and is included in the table below under "All Other Compensation" along with $10,784 for a car allowance. The amount forgiven for Mr. R. Paolo in 2000 was $11,974 and is included in the table below under "All Other Compensation" along with $8,400 for a car allowance.

   The amount under "All Other Compensation" for Mr. Cornell represents $13,334 for a car allowance and $160,062 for relocation expenses. The amount under "All Other Compensation" for Mr. Cleary represents $8,400 for a car allowance.


                           Summary Compensation Table



                                                                                                  Long-Term
                                                                                                Compensation
                                                            Annual Compensation                    Awards
                                                    ------------------------------------    ---------------------
Name and Principal Position                          Annual                 Other Annual    Securities Underlying      All Other
---------------------------                 Year    Salary($)   Bonus($)    Compensation        Options(#)(1)       Compensation($)
                                            ----    ---------   --------    ------------    ---------------------   ---------------
David R. Paolo ..........................   2000     274,039     178,750         --                     --               30,188
 Chairman, President and                    1999     161,731     121,765         --                     --               19,404
 Chief Executive Officer                    1998      90,000       2,500         --                     --               25,427
Raymond E. Paolo ........................   2000     199,039     120,000         --                 65,000               20,374
 Executive Vice President                   1999     103,808      80,589         --                     --               11,974
 and Secretary                              1998          --          --         --                     --                   --
Kenneth M. Cornell ......................   2000     199,039     120,000         --                 35,000              173,396
 Chief Financial Officer                    1999      84,077      30,000         --                150,000                   --
 and Treasurer                              1998          --          --         --                     --                   --
Charles F. Cleary .......................   2000     188,462     169,982         --                165,000                8,400
 Chief Operating Officer                    1999          --          --         --                     --                   --
                                            1998          --          --         --                     --                   --

---------------
(1) Represents stock options under our 1999 stock option plan. A portion of Messrs. R. Paolo's, Cornell's and Cleary's options are currently exercisable.


             Option Grants During the Year Ended December 31, 2000

   The following table provides information with respect to individual stock options granted by us pursuant to our 1999 Stock Option Plan or otherwise to the named executive officers during the fiscal year ended December 31, 2000.


                                                                                                Percent of
                                                                                   Number of       Total
                                                                                  Securities      Options
                                                                                  Underlying    Granted to
                                                                                    Options      Employees    Exercise
Name                                                                                Granted      In Fiscal     Price     Expiration
----                                                                                  (#)         Year(1)      ($/Sh)       Date
                                                                                  ----------    ----------    --------   ----------
David R. Paolo ................................................................           0           --           --           --
Raymond E. Paolo ..............................................................      50,000         4.66%      15.125      5/26/10
                                                                                     15,000         1.40%        5.69      5/26/10
Kenneth M. Cornell ............................................................      35,000         3.26%        5.69      5/26/10
Charles F. Cleary .............................................................     125,000        11.64%       13.50      3/13/10
                                                                                     25,000         2.33%        7.59      5/16/10
                                                                                     15,000         1.40%        5.69      5/26/10

---------------
(1) Based on 1,073,590 option shares granted to all employees during the fiscal year 2000.

     Aggregated Option Exercises in 2000 and Fiscal Year End Option Values


   The following table provides information as of December 31, 2000 with respect to options held by each of the executive officers that are named in the summary compensation table and the value of their unexercised options at fiscal year end 2000.


                                                                   Number of Securities           Value of Unexercised
                                        Shares                    Underlying Unexercised          In-the-Money Options
                                     Acquired on     Value      Options at Fiscal Year End      at Fiscal Year End($)(1)
                                       Exercise     Realized    ---------------------------    ---------------------------
Name                                     (#)          ($)      Exercisable    Unexercisable    Exercisable   Unexercisable
----                                 -----------    --------   -----------    -------------    -----------   -------------
David R. Paolo ...................        0            0               0               0            0              0
Raymond E. Paolo .................        0            0               0          65,000            0              0
Kenneth M. Cornell ...............        0            0         150,000          35,000            0              0
Charles F. Cleary ................        0            0          75,000          90,000            0              0

---------------
(1) Value is determined by subtracting the exercise price from the closing price of the common stock on the Nasdaq Stock Market on December 29, 2000 ($.3125 per share), multiplied by the number of shares underlying the options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

   In May 1998, Mr. D. Paolo and Mr. R. Paolo executed promissory notes to us in the amounts of $77,617 and $47,895, respectively. Under the terms of the notes, we agreed to forgive twenty five percent of the principal amount for each note per year. The notes will be completely forgiven in 2002. The notes do not bear any interest.

   On August 16, 2000 Mr. D. Paolo executed a promissory note to us in the amount of $500,000. The promissory note is secured by a pledge from Mr. D. Paolo of 500,000 shares of our common stock. For the calendar year 2000, Mr.
D. Paolo was awarded a bonus of $178,750. Mr. D. Paolo applied the bonus to his promissory note to reduce his balance on the note to $321,250 and reduce his pledge of shares to 321,250 shares.

Lease Agreement

   On January 24, 2000, we entered into a ten-year lease for our corporate headquarters with Weybosset Hill Investments, LLC. Mr. Paolino, one of our directors, is the Managing Member of Weybosset Hill Investments, LLC.


                    CERTAIN AGREEMENTS REGARDING EMPLOYMENT


Employment Agreements

   We have entered into employment agreements with each of the named officers.

   On January 12, 1998, we amended an employment agreement with Mr. David Paolo, dated January 3, 1997, to serve as President and Chief Executive Officer. The term of the agreement is for six years commencing on January 12, 1998. Mr. D. Paolo's base compensation of $91,500 was increased to $124,500 per year upon the consummation of a previous private offering, dated August 28, 1998. Under the terms of the agreement, Mr. D. Paolo will receive an annual increase in base compensation of ten percent for the term of the agreement. He received a further increase in his base compensation to $136,950 per year, effective January 1, 1999. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. D. Paolo's base compensation to $250,000. The compensation committee further elected to increase Mr. D. Paolo's base compensation to $275,000 effective January 1, 2000. The agreement contains a provision for performance-based bonuses, including stock options, car allowance, and club membership. The employment agreement contains a non-compete clause for a period of two years following the termination of Mr. D. Paolo's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. D. Paolo may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

   On January 12, 1998, we entered into an employment agreement with Mr. Raymond Paolo to serve as our Chief Financial Officer. On January 1, 1999, the agreement was amended to reflect his current position as Executive Vice President and Secretary, and his then position as Treasurer. The term of the agreement is for six years. We increased Mr. R. Paolo's base compensation of $51,500 to $69,500 per year upon the consummation of a previous private offering, dated August 28, 1998. Under the terms and conditions of the agreement, Mr. R. Paolo will receive an annual increase in base compensation of ten percent for the term of the agreement. We further increased Mr. R. Paolo's base compensation to $76,450, effective January 1, 1999. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. R. Paolo's base compensation to $200,000. The agreement contains a provision for performance-based bonuses, including non- qualified stock options and car allowance. The agreement contains a non- compete clause for a period of two years following the termination of Mr. R. Paolo's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. R. Paolo may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

   On May 1, 1999, we entered into an employment agreement with Mr. Kenneth Cornell to serve as Chief Financial Officer. The agreement is for six years. Under the terms and conditions of the agreement, Mr. Cornell will receive a base compensation of $90,000 and an increase annually of ten percent, plus such additional increases as may be approved from time to time by us. After further review of comparable companies, the compensation committee elected on October 1, 1999 to increase Mr. Cornell's base compensation to $200,000. The agreement contains a provision for performance-based bonuses, including non- qualified stock options and car allowance. The agreement contains a non- compete clause for a period of one year following the termination of Mr. Cornell's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon 90 days written notice by either party. In addition, if we terminate the agreement without cause, Mr. Cornell may be entitled to receive the balance of any unpaid salary which would otherwise be payable to him during the remainder of the term of the agreement.

   On January 4, 2000, we entered into a two-year employment agreement with Mr. Charles Cleary for the position of Chief Operating Officer reporting directly to Mr. D. Paolo, our Chairman, President and Chief Executive Officer. The agreement provides for an annual base salary of $200,000, plus certain additional performance based compensation up to 60% of Mr. Cleary's base salary. In addition, Mr. Cleary was granted 125,000 stock options, of which 87,500 are presently exercisable, with the remaining balance to vest on January 4, 2002. The agreement contains a non-compete clause for a period of one year following the termination of Mr. Cleary's employment. A state court might not enforce or only partially enforce this non-compete provision. The employment agreement may be terminated upon ten days written notice by either party. In addition, if the company terminates the agreement without cause, Mr. Cleary may be entitled to receive a lump sum payment equal to one year's annual base salary.

Other Transactions

   We retained the services of the Schattle Group as an employee search firm. Donald J. Schattle is the President, Chief Executive Officer and principal owner of the Schattle Group and is the father of Donald J. Schattle II, a Vice President of Log On. We currently engage the services of Keyprint, Inc. as a printer for marketing and related materials. Donald J. Schattle was a third owner of Keyprint until January 2001. In fiscal 2000, total payments to the Schattle Group and Keyprint were $158,677 and $129,732, respectively, or $288,409 in the aggregate.

   We believe that all of the transactions set forth above with persons affiliated with us were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


   Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Those officers, directors and stockholders are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all reports that they file under Section 16(a). To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to those officers, directors and stockholders were complied with by such persons during fiscal year 2000.


                            PROPOSALS TO SHAREHOLDERS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

   The following sets forth certain information with respect to members of our board of directors, including incumbent directors (Messrs. D. Paolo, R. Paolo, Cornell, Cleary, Annunziata and Robert) who have been nominated by the board of directors for re-election at the annual meeting.

   A board of directors consisting of eight directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Log On's nominees named below. In the event that any nominee of Log On is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

   Unless otherwise specified, the enclosed proxy will be voted in favor of the election of David R. Paolo, Raymond E. Paolo, Kenneth M. Cornell, Charles F. Cleary, Robert Annunziata, David M. Robert, Joseph R. Paolino, Jr., and Jerry
M. Hultin to our board of directors. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified.

David R. Paolo

   David R. Paolo has served as Chairman, President and Chief Executive Officer of Log On since October 1998. Mr. Paolo was the founder and President of Log On's predecessor company from 1992 until October 1998. In 1994, Mr. Paolo was appointed as Ambassador for the Greater Providence Chamber of Commerce. From 1996 to 1998, Mr. Paolo served as Chairman of the NYNEX Advisory Board. Mr. Paolo, is the son of Raymond E. Paolo, our Executive Vice President and Secretary.

Raymond E. Paolo

   Raymond E. Paolo has served as Executive Vice President and Secretary since January 1, 1999. Mr. Paolo also served as Treasurer from January 1, 1999 until May 23, 2000. He was Vice President of Administration from October 1998 to January 1, 1999. Prior to that, he was Chief Financial Officer of Log On America's predecessor company from 1992 until November 1998. Mr. Paolo is the father of David R. Paolo, our Chairman, President and Chief Executive Officer.

Kenneth M. Cornell

   Kenneth M. Cornell has served as Chief Financial Officer since November 1998. He has served as Treasurer since May 23, 2000. Prior to that, Mr. Cornell was President of Cornell & Associates, Inc., a company providing financial advisory services. From July 1996 to May 1997, he served as Controller of GTMI International, Inc. From 1991 to 1996, he worked for Ernst & Young LLP.

Charles F. Cleary

   Charles F. Cleary has served as Chief Operating Officer since January 2000. Mr. Cleary served as Area Vice President and General Manager of AT&T Growth Markets in the Greater Philadelphia Region from September 1998 to January 2000. He was Regional Vice President of the Teleport Communications Group, America's first competitive local exchange carrier, from November 1997 to September 1998. Mr. Cleary earlier held executive positions with other communications companies including Metromedia Communications Corporation and ITT Communications Services.

Robert Annunziata

   Robert Annunziata has been a director of ours since May 2000 and currently serves as Chairman of the Board of Velocita Corporation. Mr. Annunziata previously served as a director and Chief Executive Officer of Global Crossing from February 1999 through March 2000. From September 1998 to February 1999, Mr. Annunziata was President of AT&T's business services group, responsible for the AT&T global network. Prior thereto, Mr. Annunziata was Chairman and Chief Executive Officer of the Teleport Communications Group from 1983 to 1998.

David M. Robert

   David M. Robert has been a director of ours since February 1999 and currently serves as Senior Vice President of Sales and Marketing for Jasmine Networks, an optical network equipment provider. From 1985 until 2000, Mr. Robert worked for Nortel Networks Corporation in various management positions, including Northeast Regional Sales Vice President, Major Account Sales Vice President, Regional Sales Director and Software Systems Engineer.

Joseph R. Paolino, Jr.

   On January 25, 2001, Joseph R. Paolino, Jr., was nominated to serve on our board. Mr. Paolino has been a director of ours since January 25, 2001 and has been owner and partner of Paolino Properties, a real estate development and property management firm, since 1996. From 1994 to 1996, Mr. Paolino served as United States Ambassador to Malta. From 1991 to 1994, he served as Director of the Rhode Island Department of Economic Development and Tourism. From 1984 to 1991, Mr. Paolino served as Mayor of the City of Providence, Rhode Island.

Jerry M. Hultin

   On January 25, 2001, Jerry M. Hultin was nominated to serve on our board. Jerry M. Hultin has been a director of ours since January 25, 2001 and currently serves as Dean of the Wesley J. Howe School of Technology Management at the Stevens Institute of Technology. From 1997 until 2001, Mr. Hultin served in the Clinton Administration as Under Secretary of the Navy, the second highest civilian position in the Department of the Navy. From 1984 until 1997, Mr. Hultin was Chairman of Hultin & Associates, a management and policy consulting firm. From 1991 until 1997, Mr. Hultin was a partner at the law firm of Warner & Hultin.

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LOG ON AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL EIGHT OF THE ABOVE-NAMED NOMINEE DIRECTORS OF LOG ON.

                                 PROPOSAL NO. 2

               APPROVAL OF ISSUANCE OF SHARES OF OUR COMMON STOCK
                TO CERTAIN OFFICERS, DIRECTORS AND KEY EMPLOYEES


   On February 12, 2001, our board of directors approved, subject to shareholder approval, a year-end bonus valued at $120,000 consisting of $60,000 in deferred cash compensation and shares of our common stock valued at $60,000 to Kenneth M. Cornell, our Chief Financial Officer, Raymond E. Paolo, our Executive Vice President and Secretary and Charles F. Cleary, our Chief Operating Officer. Our board of directors also approved a year-end bonus valued at $60,000 consisting of $30,000 in deferred cash compensation and shares of our common stock valued at $30,000 to Frederick W. Stolle, our General Counsel.

   If approved, the price of our common stock shall be established as of the close of trading on May 29, 2001. By way of example, assuming that the price of our common stock as of the close of trading on May 29, 2001 is $1.00, Messrs. Cornell, Paolo, and Cleary shall each receive 60,000 shares of our common stock. Mr. Stolle would also be entitled to receive 30,000 shares of our common stock.

Stockholder Approval

   Pursuant to the Marketplace Rule 4350 (i) of the Nasdaq National Market, companies listed on the Nasdaq National Market are required to obtain stockholder approval prior to the issuance of common stock if the issuance exceeds the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding, or 25,000 shares.

   Since we are issuing more than 25,000 shares of our common stock to certain of our officers and directors, we must seek shareholder approval for the issuance of our common stock in connection with our year-end bonuses.

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF LOG ON AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ISSUANCE OF SHARES OF COMMON STOCK TO CERTAIN OFFICERS, DIRECTORS, AND KEY EMPLOYEES.


                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The board of directors has selected Ernst & Young LLP as Log On's independent auditors to audit the financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP audited Log On's financial statements for the fiscal years ending December 31, 2000 and December 31, 1999 and has provided assistance and consultation since June 14, 1999. Prior to June 14, 1999, Tauber & Balser, P.C. was employed as our certified public accountants. On June 14, 1999, Log On dismissed its former independent accountants, Tauber & Balser, P.C., and engaged Ernst & Young LLP to audit its financial statements. The decision to change independent accountants was recommended and approved by the board of directors of Log On.

   Tauber & Balser, P.C. served as independent accountants of our financial statements for the years ended, December 31, 1998 and 1997. The report of Tauber & Balser, P.C. on our financial statements for the years ended, December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 1998 and 1997, and during the fiscal year 1999 prior to the dismissal of Tauber & Balser, P.C., we had no disagreements with Tauber & Balser, P.C. on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tauber & Balser, P.C. would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

   It is anticipated that a representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. It is not anticipated that such representative will make a prepared statement at the meeting; however, the representative shall have the opportunity to do so.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of our annual financial statements by Ernst & Young LLP for fiscal year 2000 and for the reviews of the financial statements included in our Forms 10-Q for fiscal year 2000 were $70,000.

All Other Fees

   Ernst & Young LLP's fees for all other services rendered during 2000 were $58,000, including audit related services of $18,000 and non-audit related services of $40,000. Audit related services primarily include fees for accounting consultations.

   If the stockholders do not ratify the appointment Ernst & Young LLP as independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the board of directors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2001.


                           FORWARD-LOOKING STATEMENTS


   This proxy statement contains "forward-looking" information, as that term is defined by the Federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," and similar words used in this proxy statement. These forward- looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-KSB for the year ended December 31, 2000. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

   o operating and financial risks related to managing rapid growth;

   o integrating acquired businesses and sustaining operating cash flow;

   o potential fluctuation in quarterly results;

   o volatility of stock price;

   o rapid and significant changes in technology and markets;

   o adverse changes in the regulatory or legislative environment affecting our business; and

   o failure to complete the transactions described in this proxy statement timely or at all.

   Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward- looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this proxy statement. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Where You Can Find More Information

   Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file: at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at the Commission's web site at http:// www.sec.gov.

   Some locations may charge prescribed or modest fees for copies. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

   Log On is furnishing without charge our annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (which contains our audited consolidated financial statements) to stockholders together with this proxy statement. To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Compensation Committee" and "Audit Committee Report" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

   A copy of our annual report on form 10-KSB, including financial statements and schedules thereto, may also be obtained by written request to Raymond E. Paolo, c/o Log On America, One Cookson Place, Providence, RI 02903; Telephone number: (401) 459-6297; Email: rpaolo@loa.com.


                                  OTHER MATTERS


   Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                     GENERAL

   Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3.

   The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE LOG ON FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                 Providence, Rhode Island
                                 By Order of the Board of Directors


                                 Raymond E. Paolo,
                                 Executive Vice President
                                  and Secretary

                                                                     APPENDIX A


                              LOG ON AMERICA, INC.

                             AUDIT COMMITTEE CHARTER


Log America Inc.
Audit Committee Charter

Organization

   This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, at least two of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate with a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems in internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

   o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosure required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.


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   o The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

   o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.


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